                                                                   EXHIBIT 10.11


                                 LEASE AGREEMENT


                  THIS LEASE AGREEMENT (the "Lease") is made and entered into this 31st day of October, 1986, but shall become effective as of September 1, 1986, by and between ROCKFORD CORPORATION, an Arizona corporation, of 613 South Rockford Drive, Tempe, Arizona 85281 ("Lessee") and CARBONNEAU INDUSTRIES, INC., a Michigan corporation, of 609 Myrtle, N.W., Grand Rapids, Michigan 49504 ("Lessor").


                              W I T N E S S E T H :


                  WHEREAS, Lessor is the owner of certain premises located at 609 Myrtle Street, N.W., Grand Rapids, Michigan, improved with a three-story and basement factory building and appurtenant parking facilities, as shown on the diagram marked Exhibit A attached hereto and made a part hereof, subject to easements, restrictions and encumbrances of record ("the Grand Rapids Plant"); and


                  WHEREAS, Lessor has leased approximately 20,000 square feet in the Grand Rapids Plant to Lessee for a period of one year from November 7, 1985, at a rental of $3,000 per month ("the Existing Lease"); and


                  WHEREAS, Lessor and Lessee desire to resettle and extend until 1991 the terms of the Existing Lease on the Grand Rapids Plant, by terminating the Existing Lease and entering into a new Lease on the terms and conditions hereinafter set forth.


                  NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, Lessee and Lessor hereby agree that Lessor shall lease to Lessee, and Lessee will rent from Lessor, the Grand Rapids Plant for a period of five (5) years, commencing September 1, 1986, and ending August 31, 1991, upon the following terms and conditions:


           1. Termination of Existing Lease. The Existing Lease is hereby rescinded and terminated effective as of midnight, August 31, 1986.


         2. Obligation to Pay Rent. Lessee shall pay rent to Lessor for the term of this Lease in the sum of Four Hundred Fourteen Thousand Dollars ($414,000), in monthly installments, in advance, without demand, setoff, deduction or counterclaim, as follows:

                      (a) From September 1, 1986, through December 31, 1986, at the rate of $4,000 per month,

                      (b) From January 1, 1967, through April 30, 1987, at the rate of $5,000 per month,

                      (c) From May 1, 1987, through August 31, 1987, at the rate of $6,000 per month,

                      (d) From September 1, 1987, through August 31, 1989, at the rate of $7,000 per month,

                      (e) From September 1, 1989, through August 31, 1990, at the rate of $7,500 per month,

                      (f) From September 1, 1990, through August 31, 1991, at the rate of $8,000 per month.


Rent shall be paid to Lessor at its address noted above, or at such other address as Lessor shall designate by notice to LESSEE. The rental provided for in this Lease shall be an absolutely net return to Landlord for the term, free from any losses, expenses or charges with respect to the Grand Rapids Plant, including, without limitation, maintenance, repairs, cost of replacement of buildings or improvements, insurance, taxes, assessments or other charges imposed upon or related to the Grand Rapids Plant, except to the extent expressly provided by Sections 3 (a), 4 and 5 below. All additional charges payable hereunder by Tenant shall be deemed "additional rent."


         3.       Insurance Obligation.

                  (a) Lessor shall carry and pay for fire, extended coverage and casualty insurance on the Grand Rapids Plant, for its full replacement cost in at least the present policy face amounts, under policies naming as insureds both Lessor and Lessee as their interests may appear, with the present or mutually acceptable carriers, for the period commencing September 1, 1986, and ending November 30, 1986. Thereafter, and during the term of this Lease and any extensions, Lessee shall carry and pay for such insurance coverages.

                  (b) Lessee shall maintain workers' compensation insurance covering all of its employees to at least the statutory limits set forth under Michigan law, and a policy of general public liability insurance in an amount at least equal to One Million Dollars ($1,000,000) single limit coverage for property damage, bodily injury or death. Such policy of general public liability insurance shall name Lessor as an additional insured and shall be underwritten by a carrier and on such other terms and conditions as Lessor shall approve. It shall provide by endorsement or otherwise that such insurance may not be cancelled, terminated, amended or modified for any reason whatsoever, except upon thirty (30) days' prior written notice to Lessor.

                  (c) Prior to the time the fire, extended coverage, casualty and liability insurance required by this Section is first required to be carried by a party hereto, and thereafter at least fifteen (15) days prior to the expiration of any such policy, the party responsible for maintaining- the same shall deliver to the other party either duplicate originals of the aforesaid policies or a certificate evidencing such insurance coverage together with evidence of payment for the policies. In addition, any fire, extended coverage and casualty insurance policy maintained by Lessor or Lessee with respect to the Grand Rapids Plant or the content thereof, shall contain a clause or endorsement under which the insurer waives, or permits the waiver by the insured thereunder, of all rights of subrogation against the other party hereto, and its agents, employees, customers, invitees, guests or licensees, with respect to losses payable under such policy. Notwithstanding the provisions of Section 8 below, the parties hereto waive all right of recovery which they might otherwise have against one another, and their respective agents, employees, customers, invitees, guests or licensees, for any damage to their respective properties which is covered by a policy of insurance, notwithstanding that such damage may result from the negligence or fault of the other party, or its agents, employees, customers, invitees, guests or licensees.


         4. Obligation to Pay Taxes. Lessor shall pay all real estate taxes and installments of special assessments last due and payable without penalty on the Grand Rapids Plant during the period commencing September 1, 1986, and ending December 31, 1987, before the same are delinquent, without proration. Thereafter, during the term of this Lease and any extensions, Lessee shall pay all real estate taxes and installments of special assessments with respect to the Grand Rapids Plant before the same are delinquent, without proration, and indemnify Lessor against any liability therefor. The party responsible for the payment of such taxes and assessments shall, upon request, promptly provide evidence of payment to the other party.


         5. Maintenance and Repair Obligation. Lessee shall keep and maintain the Grand Rapids Plant in good and clean order, condition and repair at all times during the term of this Lease and any extensions, and will deliver the same to Lessor at the expiration of the term in as good condition as when received, except for reasonable use and wear thereof, and as provided in Section 12 below; provided, however, that Lessor shall reimburse Lessee for the out-of-pocket cost in excess of $500 of any single item of repair or replacement which was approved in advance by Lessor (which approval shall not be unreasonably withheld). Lessee shall, at its sole expense, enter into and maintain during the term of this Lease and any extensions, a contract for the provision and maintenance of a security system for the Grand Rapids Plant, and contracts for the regular repair and maintenance of the boiler and elevators located in the Grand Rapids Plant, all of which shall be in form and substance reasonably acceptable -to Lessor; provided, however, that Lessee may elect to have an employee of Lessee maintain the boiler and/or elevators if Lessor first consents to such arrangement. Lessor shall not unreasonably withhold or delay such consent; provided that Lessee demonstrates to Lessor that the employee is competent and qualified to perform such repairs and maintenance. Lessee's duties with respect to the Grand Rapids Plant under this Paragraph shall include, without limitation, responsibility for: (a) compliance with all applicable laws, ordinances and regulations; (b) certification of boilers and elevators; (c) cleaning, lawn maintenance, snowplowing and snow removal; and (d) replacement of broken windows.


         6. Obligation to Pay for Utilities. Lessee shall pay for all costs of heat, light, power, telephone and other utilities it desires, used at the Grand Rapids Plant during the term of this Lease and any extensions. Lessor shall not be liable to Lessee in damages or otherwise for any failure or interruption of any utility service furnished to the Grand Rapids Plant.


         7. Peaceable Enjoyment, Right to Sublet and Office Facility for Lessor. During the term of this Lease and any extensions, Lessee shall have the sole and exclusive right to occupancy of the Grand Rapids Plant, and to the peaceable enjoyment thereof, including the right to sublease all or any portion(s) of the Grand Rapids Plant to any person(s) of its selection, so long as it is not then in default of any of its obligations hereunder, and so long as it first obtains the written consent of Lessor to such subletting, which consent shall not be unreasonably withheld or delayed; provided, however, that Lessor shall have the right to continue to occupy its current office facility in the Grand Rapids Plant or such other space comprising at least 400 to 500 square feet upon which the parties shall mutually agree, and to continue its exclusive use of the fireproof room identified in Exhibit A for the storage of its records, as a subtenant of Lessee, without any obligation for the payment of rent, for the period ending August 31, 1987, with a right to extend upon terms mutually agreed upon between Lessor and Lessee. Lessor's consent to any assignment or subletting shall not be construed as a consent to any further assignment or subletting and shall in no event release Lessee from any liability hereunder. Lessor shall have 24 hour security clearance with EPS or any other security firm employed by Lessee for the office area of the Grand Rapids Plant until August 31, 1987. Thereafter, Lessor shall have access to any portion of the Grand Rapids Plant occupied or used by it pursuant to this Section during normal business hours and, with Lessee's prior consent, during non-business hours.


         8. Mutual Indemnification. Each party hereto shall indemnify the other against and hold it harmless from any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including, without limitation, reasonable attorneys' fees, paid or incurred as a result of or in connection with (i) such party's ownership, use or occupancy of the Grand Rapids Plant, (ii) any breach by such party, any subtenant or any of their agents, contractors, employees, customers, invitees or licensees, of any covenant or condition of this Lease, or
(iii) the carelessness, negligence or improper conduct of such party, any subtenant, or any of their contractors, employees, customers, invitees or licensees. If any action or proceeding is brought against the other party by reason of such claim, the indemnifying party, upon written notice from the other party, will, at the indemnifying party's expense, resist or defend such action or proceeding by counsel approved by the other party in writing.

         9. Use of Grand Rapids Plant. Lessee shall use and occupy the Grand Rapids Plant for office, warehouse and manufacturing purposes, and for no other purpose whatsoever. Lessee shall not use the Grand Rapids Plant, or permit the Grand Rapids Plant to be used, in a manner that constitutes a violation of any applicable law, ordinance, order or regulation, or that may be dangerous; nor shall Lessee commit any waste in the Grand Rapids Plant, or permit any objectionable noise or odor to be emitted, or permit anything to be done in the Grand Rapids Plant tending to create a nuisance or disturb others.


         10. Condition of Grand Rapids Plant. As Lessee has used and occupied the Grand Rapids Plant for some time, Lessee is quite familiar with the current condition of the Grand Rapids Plant. Lessee acknowledges that it has inspected the Grand Rapids Plant, found it to be in satisfactory condition for its intended use and accepts the Grand Rapids Plant in its current "AS IS" condition, with no warranties whatsoever concerning its condition or permitted use.


         11. Alterations and Additions. Lessee may not alter or add to the Grand Rapids Plant without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Lessor shall have no obligation to make any alteration or addition to the Grand Rapids Plant during the term. All right, title and interest to any alterations and additions to the Grand Rapids Plant during the term, except for trade fixtures and removable equipment, shall be the property of Lessor and shall be deemed to be a part of the Grand Rapids Plant, and shall remain on, and be surrendered with the Grand Rapids Plant upon the termination of this Lease, without cost or expense to Lessor.


         12. Restoration.

                  (a) If the Grand Rapids Plant is damaged or destroyed, in whole or in part, Lessee shall repair, restore, replace or rebuild the Grand Rapids Plant, or the part thereof so damaged, as nearly as possible to the value, condition and character of the Grand Rapids Plant immediately prior to the occurrence of such damage or destruction. Lessee shall not be entitled to an abatement of rent during the construction period.

                  (b) All insurance proceeds payable as a result of any damage to or destruction of the Grand Rapids Plant shall be paid to Lessor and shall be disbursed by Lessor to Lessee as reconstruction work progresses. If the insurance proceeds are insufficient to pay for all restoration work, then Lessee shall pay any additional amounts necessary to restore the Grand Rapids Plant. Upon completion of the restoration, and payment for all restoration work, all remaining insurance proceeds shall be retained by Lessor.

                  (c) Notwithstanding the foregoing provisions of this Section, if the damage to or destruction of the Grand Rapids Plant cannot be repaired within one hundred twenty (120) days of the damage, either Lessor or Lessee may terminate this Lease by giving ten (10) days' prior written notice to the other party within thirty (30) days after the damage or destruction occurs. If the Lease is terminated pursuant to this subsection, all insurance proceeds payable as a result of the damage or destruction shall be retained by Lessor.

                  (d) The provisions of this Section shall not apply to the proceeds of any policy of business interruption insurance which Lessee may place to cover its operations in the Grand Rapids Plant, all proceeds of which policy shall be and remain the property of the Lessee.


         13. Condemnation. If all or any substantial part of the Grand Rapids Plant is taken or condemned by a governmental authority, or shall be conveyed by Lessor under a threat of such taking or condemnation, the rights and obligations of Lessor and Lessee with respect to such taking or condemnation shall be as provided in this Section. If twenty-five percent (25%) or more of the gross floor area within the Grand Rapids Plant is so taken, condemned or conveyed, this Lease shall terminate as of the date of such taking, condemnation or conveyance, and rent shall be prorated as of such date. If less than twenty-five percent (25%) of the gross floor area within the Grand Rapids Plant is taken, condemned or conveyed, this Lease shall remain in effect; provided, however, that the rent payable by Lessee shall be reduced for the remainder of the term in the same proportion which the number of square feet of gross floor area within the buildings comprising the Grand Rapids Plant following such taking, condemnation or conveyance bears to the number of square feet of gross floor area within the buildings comprising the Grand Rapids Plant prior to such taking, condemnation or conveyance. To the extent that the award made for the taking is available to Lessor, Lessor shall, at its own cost and expense, make all necessary repairs or alterations to the Grand Rapids Plant so as to constitute the portion of the Grand Rapids Plant not taken as a complete unit, and Lessee shall have no obligation to make any such repairs or alterations. Lessor shall be entitled to the entire award made for any taking, condemnation or conveyance, except that Lessee shall not be precluded from pursuing any claim directly against the condemning authority for its loss.


         14. Lessor's Right to Perform. Lessor may perform any obligations of Lessee hereunder which Lessee has failed to perform. Lessee shall reimburse Lessor for all payments made and expenses incurred. Such payments and expenses shall be additional rent which is immediately due and payable, together with interest thereon at the lesser of the rate of twelve percent (12%) per annum or the highest legal rate of interest.


         15. Default. If default is made by Lessee in the payment of rent or additional rent or in the performance of any of the conditions or covenants in this Lease, and if such default shall continue for a period of ten (10) days after written notice is given to Lessee by Lessor specifying the default, then Lessor shall have the right to re-enter the Grand Rapids Plant and remove Lessee and all persons therefrom and shall have the right to terminate this Lease. If default is made by Lessee and Lessor exercises its option to terminate this Lease, in addition to all other remedies now or hereafter provided to Lessor, Lessor may proceed to re-rent the Grand Rapids Plant and collect from Lessee any deficiency between the rent payable hereunder and the rent received from any replacement tenant.

         16.      Miscellaneous Provisions.

                  (a) Sale of the Grand Rapids Plant. If Lessor sells the Grand Rapids Plant during the term of this Lease or any extensions, Lessor shall require the purchaser to honor Lessee's rights under this Lease Agreement, subject to Lessee making all required rental and other payments falling due thereafter, and complying with all the terms and conditions of this Lease.

                  (b) Extension of Lease. Lessor or Lessee shall give ninety
         (90) days' notice to the other if either wishes to terminate this Lease at the end of its term, or at any time thereafter; and until the passage of ninety (90) days after such giving of notice, this Lease shall continue on a month-to-month basis.

                  (c) Notices. All notices herein required shall be given in writing upon the parties at the addresses indicated on page 1 hereof. Any notice shall be deemed to have been given when personally delivered or when sent by certified mail, return receipt requested and postage prepaid. The addresses specified for notices herein may from time to time be changed by the written notice of one party to the other.

                  (d) Remedies Cumulative; Waiver. All rights and remedies hereunder are cumulative, and not exclusive, and shall be in addition to all other rights and remedies provided by applicable law. Failure to exercise or delay in exercising any right or remedy hereunder shall not operate as a waiver thereof, nor excuse future performance. No waiver, discharge or renunciation of any claim or right arising out of a breach of these terms and conditions shall be effective unless in a writing signed by the party so waiving. Any waiver of any breach shall be a waiver of that breach only and not any other breach, whether prior or subsequent thereto.

                  (e) Successors and Assigns. Subject to Section 7 hereof, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

                  (f) Legal Expenses. The losing party shall pay all reasonable attorney's fees and expenses incurred by the winning party in enforcing any provision of this Lease.

                  (g) Entire, Agreement Lessor and Lessee agree that this Lease shall constitute the entire agreement between them and that all prior negotiations, discussions,- correspondence and documentation are hereby merged into this Lease and shall exist as finally defined herein.

                  (h) Applicable Law. This Lease Agreement is entered into, and shall be interpreted and enforced, under the laws of the State of Michigan.

                  (i) Other and Confirmatory Documents. Each party hereto agrees, upon the reasonable request of the other, to execute and acknowledge all such other and confirmatory documents as may be needed to give formal evidence of the consummation of the transactions provided for in this Lease.


                  IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Agreement to be executed by their duly authorized officers on the day, month and year first above appearing.


                                    ROCKFORD CORPORATION



                                    By                /s/
                                       -------------------------------
                                    Robert F. Pothier
                                    Its President


                                    CARBONNEAU INDUSTRIES, INC.


                                    By                /s/
                                       -------------------------------
                                    James Carbonneau
                                    Its President

                               AMENDMENT TO LEASE

                  THIS AMENDMENT TO LEASE is made as of the lst day of October 1988, by and between CARBONNEAU INDUSTRIES, INC., a Michigan corporation, of 609 Myrtle, N.W., Grand Rapids, Michigan 49504 (the "Lessor"), and ROCKFORD CORPORATION, an Arizona corporation, of 613 South Rockford Drive, Tempe, Arizona 85281 (the "Lessee").

                                R E C I T A L S :

                  A. On October 27, 1986, Lessor and Lessee entered into a certain Lease Agreement (the "Lease"), effective as of September 1, 1986, for the demise of certain premises commonly known as 609 Myrtle Street, N.W., Grand Rapids, Michigan (the "Existing Plant").

                  B. Lessee desires to expand its operations by contracting with Lessor for the construction by Lessor and lease to Lessee, on real estate commonly known as 600 Webster, N.W., Grand Rapids, Michigan, and adjoining the Existing Plant, additional space for Lessee's operations (the "New Plant"). The Existing Plant and New Plant are collectively referred to in the Lease, as the "Grand Rapids Plant".

                  C. To accomplish such purposes, Lessor and Lessee desire to amend the Lease as provided herein.

                  NOW, THEREFORE, LESSOR AND LESSEE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AMEND THE LEASE AS FOLLOWS:

                  1. Term. The fifth introductory paragraph of the Lease is amended in part to provide that the Lease shall be "for a period commencing September 1, 1986, and ending ten (10) years after the New Plant Completion Date (as hereinafter defined)".

                  2.       Rent.

                           (a) The initial sentence of Paragraph 2 is amended in
                  part to read:

                  "Lessee shall pay rent to Lessor for the Existing Plan for the terms of this Lease, in monthly installments, in advance, without demand, setoff, deduction or counterclaim, as follows:

                           (b) Paragraph 2(f) is amended in its entirety to
                  substitute the following subparagraphs:

                  "(f) From September 1, 1990, through August 31, 1992, at the rate of $8,000 per month,

                  (g) From September 1, 1992, through August 31, 1994, at the rate of $8,500 per month,

                  (h) From September 1, 1994, through August 31, 1996, at the rate of $9,000 per month,

                  (i) From September 1, 1996, through August 31, 1998, at the rate of $9,500 per month, and

                  (j) From September 1, 1998, through the balance of the term, at the rate of $10,000 per month. [4-1-99]

         Lessee shall pay rent to Lessor for the New Plant for the term of this Lease, in monthly installments, in advance, without demand, setoff, deduction or counterclaim, as follows:

[2000/ft(2)](k)   At the rate of $3.35 per square foot for the first two (2)
                  years following the New Plant Completion Date, [4/89 - 4/90 =
                  1st yr 4/90 - 4/91 = 2nd yr $6700]

                  (l) At the rate of $3.65 per square foot for the third and fourth years following the new Plant Completion Date, [4/91 - 4/92 = 3rd 4/92 - 4/93 = 4th $7300]

                  (m) At the rate of $3.98 per square foot for the fifth and sixth years following the New Plant Completion Date, and [4/93
                  - 4/94 = 5th 4/94 - 4/95 = 6th $7960]

                  (n) At the rate of $4.34 per square foot for the seventh an eighth years following the New Plant Completion Date, and [4/95 - 4/96 = 7th 4/96 - 4/97 = 8th $8680]

                  (o) At the rate of $4.73 per square foot for the ninth and tenth years following the New Plant Completion Date." [4/97 - 4/98 = 9th 4/98 - 4/99 = 10th $9460]

                  3. Maintenance. The proviso set forth in the initial sentence of Paragraph 5 of the Lease shall be amended to read "provided, however, that Lessor shall reimburse Lessee for the out-of-pocket cost in excess of $1,000 of any single item of repair or replacement which was approved in advance by Lessor (which approval shall not be unreasonably withheld) and was not the result of the intentional act or negligence of Lessee, its employees, agents or invitees."

                  4. Construction of New Plant. A new Paragraph 17, with respect to the construction of the New Plant, is added to the Lease, as follows:

         "17. Construction and Occupation of the New Plant.

                  (a) Lessor shall diligently proceed to have the New Plant constructed by contractors and suppliers selected by it, in accordance with Exhibit B attached hereto, and place the heating and ventilation equipment in good working order as of the date of delivery of possession to Lessee (hereinafter sometimes referred to as "Lessor's Work"). All Lessor's Work shall be fully inspected by Lessee and shall not carry any warranty from Lessor whatsoever, whether express or implied. However, Lessee shall have the right to claim directly against Lessor's contractors and suppliers for the breach of their warranties.

                  (b) Other than Lessor's Work, any alterations, improvements, additions, physical changes or other work necessary or desirable to place the New Plant in a condition suitable for Lessee's business purposes ("Lessee's Work") shall be performed in a good and workmanlike manner by and for Lessee at Lessee's sole cost and expense on or before thirty (30) days following the completion of Lessor's Work. No construction or installation by Lessee shall begin until Lessor has approved the plans therefor, which approval shall not be unreasonably withheld or delayed.

                  All construction shall be performed in accordance with the approved plans, at Lessee's sole cost and expense, by a contractor or contractors first approved in writing by Lessor (which approval shall not be unreasonably withheld or delayed). Lessee's Work shall fully conform to all applicable statutes, ordinances, regulations and codes. Prior to commencing any work, Lessee shall require its contractors and subcontractors to furnish Lessor with evidence of such insurance coverage in such amounts as may be required by Lessee.

                  (c) Upon the substantial completion of the Lessor's Work and the Lessee's Work, the Lease term shall commence with respect to the New Plant (the "New Plant Completion Date"). Once the New Plant Completion Date has been determined, the parties hereto agree to execute an addendum to this Lease setting forth the actual New Plant Completion Date, the resultant expiration date of this Lease, the square footage of the New Plant, and the resultant rental rate payable with respect thereto.

                  (d) The target New Plant Completion Date is April 1, 1989. If possession of the New Plant shall for any reason not be delivered to Lessee on such date, this Lease shall nevertheless continue in full force and effect, and no liability whatsoever shall arise against Lessor out of any delay other than the abatement of rent, at the rate of one-thirtieth (1/30th) of the monthly installment of rent for the New Plant for each day of delay, until the Lessor's Work and the Lessee's Work is completed.

                  (e) Lessor has entered into agreements, subject to customary contingencies, for the construction of the New Plant and the financing of such construction on terms satisfactory to Lessor. Lessor shall comply with those agreements and exercise every reasonable effort to obtain the construction and financing of the New Plant in accordance with the terms of those agreements. However, if Lessor is unable to do so for any cause beyond its reasonable control, Lessor may terminate this Amendment by notice to Lessee and neither party shall have any further liability hereunder.

                  5. Ratification. Except as expressly amended hereby, the Lease shall continue in full force and effect, as written.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the date first above written.


WITNESSES:                                     CARBONNEAU INDUSTRIES

          __________________________           By /s/ _________________________
          Daniel N. Grzywacz
                                                            Owner
          __________________________           Its ____________________________
          Nancy A. Panfil                                  "Lessor"

                                               ROCKFORD CORPORATION
          /s/ ______________________
                                               By /s/ Robert F. Pothier
                                                  _____________________________
                                               Its
                                                          President
          /s/ ______________________              ______________________________
                                                           "Lessee"

                                    EXHIBIT A

                               ROCKFORD/CARBONNEAU

Legal Description:

All of Lots 443, 445 & 447 & all that part of Lots 440, 442, 444, 446 & 448 lying E of E line P M RR Co S Rt of Way* Leonard & Co S Addition* also part of SW 1/4 of Sec 13 T 7 N R 12 W Com at SE cor lot 440 Leonard & Co S addition th N 263 ft E 66 ft S 159 ft W 33 ft S 104 ft th W 33 ft to beg.

P.P. #41-13-13-330-004
609 Myrtle Street, N.W.

[Map]

                               AMENDMENT TO LEASE



         THIS AMENDMENT TO LEASE ("Amendment") is made as of October 5, 1998, by and between CARBONNEAU FAMILY LIMITED PARTNERSHIP, a Michigan limited partnership, of 133 Robinhood Drive, S.E., Grand Rapids, Michigan 49546 ("Lessor"), and ROCKFORD CORPORATION, an Arizona corporation, of 613 South Rockford Drive, Tempe, Arizona 85281 ("Lessee") based on the following facts:

         A. Lessor's predecessor in title, Carbonneau Industries, Inc., and Lessee, entered into a certain Lease Agreement dated October 27, 1986, effective as of September 1, 1986 and amended as of October 1, 1988 (collectively, "Lease") for the demise of certain premises commonly known as 609 Myrtle Street, N.W., and 600 Webster, N.W., Grand Rapids, Michigan (collectively, "Grand Rapids Plant").

         B. By its terms, the Lease is scheduled to terminate as of midnight, March 31, 1999, which is ten years after the "New Plant Completion Date," as defined in the Lease. However, Lessor and Lessee desire to extend the Lease term, and provide Lessee with additional options to renew the Lease.

         C. To accomplish such purposes, Lessor and Lessee desire to amend the Lease as provided in this Agreement.

         NOW, THEREFORE, Lessor and Lessee amend the Lease as follows:

         1. TERM. The fifth introductory paragraph of the Lease is amended in part to provide that the Lease shall be "for a period commencing September 1, 1986, and ending march 31, 2001."

         2. RENT.

                  (a) Paragraph 2(j) of the Lease is amended in its entirety to substitute the following paragraphs:

                  (j-1) From September 1, 1998, through March 31, 1999, at the rate of $10,000 per month.

                  (j-2) From April 1, 1999, through March 31, 2001, at the rate of $11,000 per month.

                  (b) Paragraph 2(o) is amended in its entirety to substitute the following subparagraph:

                  (o) At the rate of $4.73 per square foot from April 1, 1997, through March 31, 2001.

         3. RENEWAL OPTIONS. The following additional subparagraph is added to Paragraph 16 of the Lease.

                  (j) Options to Renew. So long as Lessee is not then in default under this Lease, Lessee shall have three (3) options to renew this Lease for additional terms of one (1) year each, upon giving Lessor at least one hundred eighty (180) days written notice of the exercise of such option prior to the then scheduled termination date of the Lease. Each such renewal shall be on the same terms and conditions as set forth in this Lease, with the exception that the Rent payable under this Lease shall be increased at the commencement of each such renewal term by three percent (3%) over the Rent payable for the period immediately prior to such renewal.

         4. RATIFICATION. Except as expressly amended by this Amendment, the Lease shall continue in full force and effect, as written.

         Lessor and Lessee have signed and delivered this Amendment to Lease as of the date set forth above.

WITNESSES:                        CARBONNEAU FAMILY LIMITED PARTNERSHIP

[NOTARY SEAL]


         /s/                      By:         /s/
------------------------             -----------------------------
                                      James T. Carbonneau
                                      Its General Partner

                                                           Lessor
         /s/
------------------------


                                  ROCKFORD CORPORATION


         /s/
------------------------
                                  By:         /s/ David Richards
                                     ------------------------------------------
        /s/                           Its Vice President Information Technology
------------------------

                                                           Lessee


                                                                   [NOTARY SEAL]


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